[EXHIBIT 3.1]
        ROSS MILLER
        Secretary of State
[LOGO]  204 North Carson Street, Ste. 1
        Carson City, Nevada 89701-4299
        (775) 684 5708
        Website: secretaryofstate.biz
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Certificate of Amendment
(PURSUANT TO NRS 78.385 and 78.390)
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       Certificate of Amendment to Articles of Incorporation
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                  For Nevada Profit Corporations
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    (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.   Name of corporation:
______________________________________________________________________
KNIGHT ENERGY CORP.
______________________________________________________________________

2. The articles have been amended as follows (provide article numbers, if available):
______________________________________________________________________
ARTICLE IV: The Corporation is authorized to issue a total of 550,000,000 shares of stock, consisting of 50,000,000 shares of A preferred stock, $0.0001 par value, and 500,000,000 shares of common stock having a par value of $0.0001 per share.
______________________________________________________________________

3. The vote by which the stockholders holding shares in the Corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the* articles of Incorporation have voted in favor of the amendment is: 15,950,000
                              ________________________________________

4. Effective date of filing (optional):
                                       _______________________________
            (must not be later than 90 days after the certificate is filed)

5. Officer Signature (required): /s/[illegible]
                                 _____________________________________

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.


This form must be accompanied by appropriate fee.

                           Nevada Secretary of State AM 78.385 Amend 2007
                                                       Revised on: 1/1/07